Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated July 9, 2004 with respect to Dreyfus New York Tax Exempt Bond Fund, Inc. and November 10, 2003 with respect to Dreyfus New York Municipal Income, Inc., which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus New York Tax Exempt Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York
September 21, 2004